Exhibit 99.1

Pro-Pharmaceuticals Appoints Arthur R. “Bobby” Greenberg to its Board of Directors

Newton, MA – August 24, 2009 – Pro-Pharmaceuticals, Inc. (OTCBB: PRWP), a developer of carbohydrate-based targeted therapeutic compounds to treat cancer and fibrosis, today announced the appointment of Arthur R. “Bobby” Greenberg to its Board of Directors. Mr. Greenberg’s appointment brings the Board to nine members.

“We are very pleased to have Mr. Greenberg join our Board of Directors,” said Theodore Zucconi, Ph.D., Chief Executive Officer, Pro-Pharmaceuticals. “Bobby is a highly regarded executive with a wealth of business experience. His expertise will be invaluable as we execute our plan to commercialize our lead product candidate, DAVANAT®, and enter into partnerships for sales and distribution.”

“I believe Pro-Pharmaceuticals offers the potential to be a leader in developing and commercializing carbohydrate drugs to treat cancer and fibrosis,” said Mr. Greenberg. “I am excited to be a part of a team that is initially focused on improving the quality of life and extending the survival of cancer patients.”

About Arthur R. Greenberg

With 37 successful years in the semiconductor equipment and materials industries, Mr. Greenberg is the President and Founder of Prism Technologies, Inc. Prism provides professional sales & marketing services and business development consulting services. Previously, he was the first President of SEMI, North America, a semiconductor equipment and materials industry trade association representing the interests, including public policy, of more than 2000 members doing business in North America. In 1982, Mr. Greenberg was a founding member of Semiconductor Systems, Inc, a supplier of semiconductor manufacturing equipment. In 1973, he was a founding member, and Vice President of Sales & Marketing, for KTI Chemicals, Inc, a supplier of processing chemicals for the semiconductor industry. A native of Arkansas, Mr. Greenberg received his Bachelor of Science degree in Business Administration from Henderson State University. In 2000, Mr. Greenberg received Henderson State University’s Alumni Entrepreneur of the Year Award.

About DAVANAT®

DAVANAT®, the Company’s lead product candidate, is a carbohydrate polymer composed of mannose and galactose. DAVANAT®’s mechanism of action is based on interacting with lectins on the cell surface. DAVANAT® targets specific lectin receptors (galectins) that are over-expressed on cancer cells. Current research indicates that galectins affect cell development and play important roles in cancer, including tumor cell survival, angiogenesis and tumor metastasis.

Pro-Pharmaceuticals, Inc.

Pro-Pharmaceuticals, OTCBB: PRWP, is engaged in the discovery, development and commercialization of carbohydrate therapeutics for advanced treatment of cancer and fibrosis. Initially, the product pipeline is focused on increasing the efficacy and decreasing the toxicity of chemotherapy drugs. The Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements.

The forward-looking statements represent the Company’s views as of the date of this news release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.

DAVANAT is a registered trademark of Pro-Pharmaceuticals.